                                                                       Exhibit 1

                 ESTABLISHMENT OF SEPARATE INVESTMENT ACCOUNT
                                      OF
                  LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK



     Pursuant to the authority given me by Resolution Number 96-21 adopted by the Board of Directors of Lincoln Life & Annuity Company of New York (the "Company") on July 24, 1996, I establish a separate investment account designated as "Lincoln Life & Annuity Variable Annuity Account H" (the "Account"). The Account is to be used in connection with the issuance by the Company of variable annuity policies (the "Policies"). The Account will be registered as a unit investment trust with the Securities and Exchange Commission ("SEC") and shall invest in shares of the investment companies which are registered with the SEC. The establishment and operation of the Account will be in accordance with the applicable provisions of New York Insurance Law and all rules and regulations issued pursuant thereto ("New York Insurance Law"), and subject to the approval of the Superintendent of the Insurance Department of the State of New York. The Account's investment objectives, policies, and limitations shall be in accordance with (1) the registration statement for the policies filed with the SEC under the Securities Act of 1933, and (2) applicable provisions of New York Insurance Law and any other applicable legal requirements.


                                                  /s/ Philip L. Holstein
                                                  ------------------------------
                                                  Philip L. Holstein, President

Dated:

July 24, 1996
-------------

                                                                       Exhibit 1


     I, C. Suzanne Womack, hereby certify that I am the duly elected and qualified Secretary of Lincoln Life & Annuity Company of New York, and that the following is a true and correct copy of the resolution adopted by the Board of Directors at their meeting of July 24, 1996, and that such resolution is in full force and effect as of the date hereof:

     RESOLVED, That the chief executive officer of Lincoln Life & Annuity Company of New York (the "Company") is hereby authorized in his discretion from time to time to establish in his discretion from time to time to establish one or more separate investment accounts in accordance with the provisions of the New York Insurance Law, for such purpose or purposes as he may determine and as may be appropriate under the New York Insurance Law; and

     RESOLVED FURTHER, That if in the opinion of legal counsel of the Company, it is necessary or desirable to register any of such accounts under the Investment Company Act of 1940 or to register a security issued by any such account under the Securities Act of 1933, or to make application for exemption from registration, the chief executive officer or such other officers as he may designate are hereby authorized to accomplish any such registration or to make any such application for exemption, and to perform all other acts as may be desirable or necessary in connection with the conduct of business of the Company with respect to any such account.

                                                  /s/ C. Suzanne Womack
                                                  ------------------------------
                                                  C. Suzanne Womack, Secretary

Dated:

July 24, 1996
-------------